Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Fourth Quarter and Year End 2017 Results
Fourth Quarter Net Income of $0.02 Per Share
Fourth Quarter Normalized FFO of $0.39 Per Share
Fourth Quarter Same Property Cash Basis NOI Increased by 1.2%
Completed IPO of Industrial Logistics Properties Trust for Net Proceeds of Approximately $436 Million After Year End

Newton, MA (February 16, 2018): Select Income REIT (Nasdaq: SIR) today announced financial results for the quarter and year ended December 31, 2017.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“During the fourth quarter of 2017, Select Income REIT’s core operations were solid, as evidenced by our 1.2% increase in same property Cash Basis NOI and our strong leasing volume. We completed over 568,000 square feet of leases for rents that were 21% higher than previous rents for the same space. We also completed rent resets for 200,000 square feet of leases in Hawaii resulting in a weighted average rent increase of over 38%. In January, our consolidated subsidiary, Industrial Logistics Properties Trust, or ILPT, completed its initial public offering. We received $750 million in cash from the transaction, which we used to pay down debt, and SIR currently owns approximately 69.2% of ILPT's common shares.”

Results for the Quarter Ended December 31, 2017:

Net income attributed to SIR was $2.1 million, or $0.02 per diluted share, for the quarter ended December 31, 2017, compared to $24.2 million, or $0.27 per diluted share, for the same period last year. Net income attributed to SIR for the quarter ended December 31, 2017 includes business management incentive fees of $22.3 million, or $0.25 per diluted share. Net income attributed to SIR for the quarter ended December 31, 2016 includes a loss on impairment of real estate assets of $5.5 million, or $0.06 per diluted share.

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended December 31, 2017 were $34.8 million, or $0.39 per diluted share, compared to $63.5 million, or $0.71 per diluted share, for the same quarter last year. Normalized FFO attributed to SIR for the quarter ended December 31, 2017 include business management incentive fees of $25.6 million, or $0.29 per diluted share.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR and to Normalized FFO attributed to SIR for the quarters ended December 31, 2017 and 2016 appear later in this press release.

Results for the Year Ended December 31, 2017:

Net income attributed to SIR was $66.9 million, or $0.75 per diluted share, for the year ended December 31, 2017, compared to $116.3 million, or $1.30 per diluted share, for the same period last year. Net income attributed to SIR for the year ended December 31, 2017 includes business management incentive fees of $25.6 million, or $0.29 per diluted share, and, as a result of a tenant bankruptcy, a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, and a loss on asset impairment of $4.0 million, or $0.05 per diluted share. Two of SIR's properties are impacted by this tenant bankruptcy; one of those properties is substantially vacant and the other is occupied by a subtenant of the former tenant who is now contractually obligated to pay SIR rent in an amount equal to the rent under the former tenant's lease.

Normalized FFO attributed to SIR for the year ended December 31, 2017 were $209.9 million, or $2.35 per diluted share, compared to $255.8 million, or $2.86 per diluted share, for the same period last year. Normalized FFO for the year ended December 31, 2017 include business management incentive fees of $25.6 million, or $0.29 per diluted share, and a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, related to leases associated with the tenant bankruptcy referenced above.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the years ended December 31, 2017 and 2016 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended December 31, 2017, SIR entered lease renewals for approximately 395,000 square feet and new leases for approximately 173,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 21.1% higher than prior rents for the same space and a weighted average (by square feet) lease term of 6.2 years. Commitments for leasing capital and concessions for these leases totaled approximately $13.9 million, or approximately $3.95 per square foot per lease year. During the quarter ended December 31, 2017, SIR also completed four rent resets at four of its Hawaii lands for approximately 200,000 square feet of land at weighted average rental rates that were approximately 38.6% higher than the prior rental rates.

As of December 31, 2017, 96.2% of SIR’s total rentable square feet was leased, compared to 96.2% as of September 30, 2017 and 96.8% as of December 31, 2016. Occupancy for properties owned continuously since October 1, 2016, or on a same property basis, decreased to 96.1% at December 31, 2017 from 96.8% at December 31, 2016. Same property cash basis net operating income, or Cash Basis NOI, increased 1.2% for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016, primarily as a result of contractual rent increases for certain properties since October 1, 2016, partially offset by the decline in occupancy during 2017.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI for the quarters and years ended December 31, 2017 and 2016 on a total and same property basis appear later in this press release.

Recent Financing Activities:

On December 29, 2017, SIR repaid three mortgage notes totaling $16.7 million, plus a premium of $0.2 million and accrued interest.

On January 2, 2018, SIR redeemed at par plus accrued interest all $350.0 million of its 2.85% senior notes due 2018.

On January 17, 2018, ILPT completed an initial public offering, or IPO, of 20,000,000 of its common shares for net proceeds (after deducting underwriters’ discounts and commissions and estimated expenses) of approximately $435.9 million. In connection with ILPT's formation, SIR contributed to ILPT substantially all of SIR's industrial and logistics properties located in Hawaii, totaling 226 buildings, leasable land parcels and easements, as well as 40 industrial and logistics buildings located in 24 other states (a combined 28.5 million rentable square feet) and ILPT issued a $750.0 million demand note to SIR. ILPT paid to SIR in full the $750.0 million demand note in December 2017 with borrowings under ILPT's $750.0 million revolving credit facility. Upon the closing of the IPO, ILPT used part of the net proceeds to reduce amounts outstanding under its revolving credit facility. ILPT also reimbursed SIR for costs that SIR incurred in connection with ILPT's formation and the preparation for ILPT's IPO. After ILPT's IPO, SIR continues to own 45,000,000, or approximately 69.2%, of ILPT's outstanding common shares.

On January 31, 2018, SIR repaid its $350.0 million unsecured term loan due 2020.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s fourth quarter and full year 2017 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, February 23, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10115723.

A live audio webcast of the conference call will also be available in a listen-only mode on SIR's website, at www.sirreit.com. Participants wanting to access the webcast should visit SIR's website about five minutes before the call. The archived webcast will be available for replay on SIR's website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s fourth quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Fourth Quarter 2017 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENT IN THIS PRESS RELEASE THAT SIR EXPERIENCED STRONG LEASING VOLUME AND HIGHER RENTS DURING THE FOURTH QUARTER OF 2017 MAY IMPLY THAT SIR WILL CONTINUE TO EXPERIENCE STRONG LEASING VOLUME AND HIGHER RENTS IN THE FUTURE AND THAT SIR'S OPERATING RESULTS WILL IMPROVE AS A RESULT. HOWEVER, SIR'S ABILITY TO LEASE ITS PROPERTIES AND THE RENTS AT WHICH SIR'S PROPERTIES MAY BE LEASED DEPEND IN LARGE PART ON MARKET CONDITIONS IN AREAS WHERE SIR'S PROPERTIES ARE LOCATED. LEASING MARKET CONDITIONS OFTEN CHANGE AND ARE GENERALLY BEYOND SIR'S CONTROL. IN THE FUTURE, SIR MAY EXPERIENCE INCREASING VACANCIES OR LOWER RENTS AT SIR'S OWNED PROPERTIES, AND ITS OPERATING RESULTS MAY DECLINE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Rental income	$99,265	$96,503	$392,285	$387,015
Tenant reimbursements and other income	18,660	18,332	75,818	74,992
Total revenues	117,925	114,835	468,103	462,007

Expenses:
Real estate taxes	10,963	11,314	44,131	42,879
Other operating expenses	14,528	12,970	55,567	52,957
Depreciation and amortization	34,902	33,522	137,672	133,762
Acquisition and transaction related costs	1,075	235	1,075	306
General and administrative (1)	30,160	6,699	54,818	28,602
Write-off of straight line rents receivable, net (2)	—	—	12,517	—
Loss on asset impairment (2)	—	—	4,047	—
Loss on impairment of real estate assets	—	5,484	229	5,484
Total expenses	91,628	70,224	310,056	263,990

Operating income	26,297	44,611	158,047	198,017

Dividend income	397	396	1,587	1,268
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,494, $1,384, $6,182 and $5,508, respectively)	(24,592)	(20,737)	(92,870)	(82,620)
Income before income tax expense and equity in earnings of an investee	2,102	24,270	66,764	116,665
Income tax expense	(102)	(78)	(466)	(448)
Equity in earnings of an investee	75	30	608	137
Net income	2,075	24,222	66,906	116,354
Net income allocated to noncontrolling interest	—	—	—	(33)
Net income attributed to SIR	$2,075	$24,222	$66,906	$116,321

Weighted average common shares outstanding - basic	89,381	89,331	89,351	89,304
Weighted average common shares outstanding - diluted	89,392	89,335	89,370	89,324

Net income attributed to SIR per common share - basic and diluted	$0.02	$0.27	$0.75	$1.30

(1)	General and administrative expenses include business management incentive fee expense of $22,281 for the three months ended December 31, 2017 and $25,569 for the year ended December 31, 2017.

(2)
In March 2017, one of SIR's tenants filed for bankruptcy and rejected two leases with SIR: (i) a lease for a property located in Huntsville, AL with approximately 1,400 rentable square feet and an original lease term until August 2032 and (ii) a lease for a property in Hanover, PA with approximately 502 rentable square feet and an original lease term until September 2028. The Huntsville, AL property is occupied by a subtenant of SIR's former tenant who is now contractually obligated to pay rent to SIR in an amount equal to the rent under the former tenant's lease for a term that runs concurrently with the former tenant’s original lease term but is subject to certain tenant termination rights. SIR expects that the lost rents plus carrying costs, such as real estate taxes, insurance, security and other operating costs, from a fully vacant Hanover, PA property may total approximately $3,800 per year. The bankruptcy court overseeing this matter granted SIR permission to offset its damages with a $3,739 security deposit held from the bankrupt former tenant with respect to the Hanover, PA property. During the three months ended March 31, 2017, SIR recorded a non-cash charge of $12,517 to write off straight line rents receivable (net of the $3,739 security deposit) related to the rejected leases with the bankrupt former tenant at both properties plus an impairment charge of $4,047 related to the write off of lease intangibles related to the property located in Hanover, PA.

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2017	2016	2017	2016

Net income attributed to SIR		$2,075	$24,222	$66,906	$116,321
Plus:	depreciation and amortization	34,902	33,522	137,672	133,762
Plus:	loss on impairment of real estate assets	—	5,484	229	5,484
Plus:	net income allocated to noncontrolling interest	—	—	—	33
Less:	FFO allocated to noncontrolling interest	—	—	—	(77)
FFO attributed to SIR		36,977	63,228	204,807	255,523
Plus:	acquisition and transaction related costs	1,075	235	1,075	306
Plus:	loss on asset impairment (2)	—	—	4,047	—
Less:	business management incentive fees (3)	(3,288)	—	—	—
Normalized FFO attributed to SIR		$34,764	$63,463	$209,929	$255,829

Weighted average common shares outstanding - basic		89,381	89,331	89,351	89,304
Weighted average common shares outstanding - diluted		89,392	89,335	89,370	89,324

FFO attributed to SIR per common share - basic and diluted		$0.41	$0.71	$2.29	$2.86
Normalized FFO attributed to SIR per common share - basic and diluted		$0.39	$0.71	$2.35	$2.86
Distributions declared per common share		$0.51	$0.51	$2.04	$2.02

(1)       SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on impairment of real estate assets and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from Nareit's definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SIR’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and SIR excludes acquisition and transaction related costs expensed under GAAP, loss on asset impairment and Normalized FFO, net of FFO, from noncontrolling interest, if any. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs for and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of SIR’s operating performance or as measures of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

(2)
During the three months ended March 31, 2017, SIR recorded a $4,047 loss on asset impairment for unamortized lease intangibles related to a lease associated with a tenant bankruptcy at a property located in Hanover, PA.

(3)
Incentive fees under SIR’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in SIR’s consolidated statements of income. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SIR recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, SIR does not include such expense in the calculation of Normalized FFO attributed to SIR until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributed to SIR for both the three months and year ended December 31, 2017 includes business management incentive fee expense of $25,569. The business management incentive fee for 2017 was paid in cash in January 2018.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Calculation of NOI and Cash Basis NOI:
Rental income	$99,265	$96,503	$392,285	$387,015
Tenant reimbursements and other income	18,660	18,332	75,818	74,992
Real estate taxes	(10,963)	(11,314)	(44,131)	(42,879)
Other operating expenses	(14,528)	(12,970)	(55,567)	(52,957)
NOI	92,434	90,551	368,405	366,171
Non-cash straight line rent adjustments included in rental income (2)	(4,608)	(5,690)	(20,969)	(24,744)
Lease value amortization included in rental income (2)	(546)	(434)	(2,054)	(1,732)
Lease termination fees included in rental income (2)	(212)	—	(313)	—
Non-cash amortization included in other operating expenses (3)	(213)	(213)	(852)	(852)
Cash Basis NOI	$86,855	$84,214	$344,217	$338,843

SIR NOI (excluding ILPT)	$60,403	$59,173	$240,680	$240,658
ILPT NOI	32,031	31,378	127,725	125,513
NOI	$92,434	$90,551	$368,405	$366,171

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$2,075	$24,222	$66,906	$116,354
Equity in earnings of an investee	(75)	(30)	$(608)	(137)
Income tax expense	102	78	466	448
Income before income tax expense and equity in earnings of an investee	2,102	24,270	66,764	116,665
Interest expense	24,592	20,737	92,870	82,620
Dividend income	(397)	(396)	(1,587)	(1,268)
Operating income	26,297	44,611	158,047	198,017

Loss on impairment of real estate assets	—	5,484	229	5,484
Loss on asset impairment (4)	—	—	4,047	—
Write-off of straight line rents receivable, net (4)	—	—	12,517	—
General and administrative	30,160	6,699	54,818	28,602
Acquisition and transaction related costs	1,075	235	1,075	306
Depreciation and amortization	34,902	33,522	137,672	133,762
NOI	92,434	90,551	368,405	366,171
Non-cash straight line rent adjustments included in rental income (2)	(4,608)	(5,690)	(20,969)	(24,744)
Lease value amortization included in rental income (2)	(546)	(434)	(2,054)	(1,732)
Lease termination fees included in rental income (2)	(212)	—	(313)	—
Non-cash amortization included in other operating expenses (3)	(213)	(213)	(852)	(852)
Cash Basis NOI	$86,855	$84,214	$344,217	$338,843

SIR Cash Basis NOI (excluding ILPT)	$56,573	$54,612	$223,365	$220,489
ILPT Cash Basis NOI	30,282	29,602	120,852	118,354
Cash Basis NOI	$86,855	$84,214	$344,217	$338,843

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above. SIR defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SIR records as depreciation and amortization. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of SIR’s operating performance or as measures of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s consolidated statements of income.  Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(4)
During the three months ended March 31, 2017, SIR recorded a $12,517 non-cash write-off of straight line rents receivable related to leases associated with a tenant bankruptcy at two properties located in Huntsville, AL and Hanover, PA and a $4,047 loss on asset impairment for unamortized lease intangibles related to a lease associated with this tenant bankruptcy at the property located in Hanover, PA.

Select Income REIT

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$99,265	$96,503	$392,285	$387,015
Tenant reimbursements and other income	18,660	18,332	75,818	74,992
Real estate taxes	(10,963)	(11,314)	(44,131)	(42,879)
Other operating expenses	(14,528)	(12,970)	(55,567)	(52,957)
NOI	92,434	90,551	368,405	366,171
Less:
NOI of properties not included in same property results	(2,471)	(148)	(7,185)	(537)
Same property NOI	$89,963	$90,403	$361,220	$365,634

SIR same property NOI (excluding ILPT)	$57,932	$59,025	$233,495	$240,121
ILPT same property NOI	32,031	31,378	127,725	125,513
Same property NOI	$89,963	$90,403	$361,220	$365,634

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$89,963	$90,403	$361,220	$365,634
Less:
Non-cash straight line rent adjustments included in rental income (4)	(3,895)	(5,661)	(18,310)	(24,661)
Lease value amortization included in rental income (4)	(554)	(443)	(2,090)	(1,741)
Lease termination fees included in rental income (4)	(212)	—	(313)	—
Non-cash amortization included in other operating expenses (5)	(213)	(213)	(852)	(852)
Same property Cash Basis NOI	$85,089	$84,086	$339,655	$338,380

SIR same property Cash Basis NOI (excluding ILPT)	$54,807	$54,484	$218,803	$220,026
ILPT same property Cash Basis NOI	30,282	29,602	120,852	118,354
Same property Cash Basis NOI	$85,089	$84,086	$339,655	$338,380

(1)
See footnote (1) on page 7 of this press release for the definitions of NOI and Cash Basis NOI, a description of why SIR believes they are appropriate supplemental measures and a description of how SIR uses these measures.

(2)
For the three months ended December 31, 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of December 31, 2017, and which it owned continuously since October 1, 2016.

(3)
For the year ended December 31, 2017, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of December 31, 2017, and which it owned continuously since January 1, 2016.

(4)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$1,041,767	$1,038,686
Buildings and improvements	3,178,098	3,103,734
	4,219,865	4,142,420
Accumulated depreciation	(314,249)	(242,628)
	3,905,616	3,899,792
Properties held for sale	5,829	—
Acquired real estate leases, net	477,577	506,298
Cash and cash equivalents	658,719	22,127
Restricted cash	178	44
Rents receivable, including straight line rents of $122,010 and $117,008, respectively, net of allowance for doubtful accounts of $1,396 and $873, respectively	127,672	124,089
Deferred leasing costs, net	14,295	10,051
Other assets, net	113,144	77,281
Total assets	$5,303,030	$4,639,682

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$—	$327,000
ILPT revolving credit facility	750,000	—
Unsecured term loan, net	348,870	348,373
Senior unsecured notes, net	1,777,425	1,430,300
Mortgage notes payable, net	210,785	245,643
Accounts payable and other liabilities	101,352	101,605
Assumed real estate lease obligations, net	68,783	77,622
Rents collected in advance	15,644	18,815
Security deposits	8,346	11,887
Due to related persons	30,006	4,475
Total liabilities	3,311,211	2,565,720

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,487,371 and 89,427,869 shares issued and outstanding, respectively	895	894
Additional paid in capital	2,180,896	2,179,669
Cumulative net income	508,213	441,307
Cumulative other comprehensive income	52,665	20,472
Cumulative common distributions	(750,850)	(568,380)
Total shareholders' equity	1,991,819	2,073,962
Total liabilities and shareholders' equity	$5,303,030	$4,639,682
(END)